UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 16, 2 020 (June 15, 2020)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Unaudited Pro Forma Financial Statements

In connection with, and solely for purposes of, certain potential financings related to the transactions contemplated by the Agreement and Plan of Merger, dated as of June 24, 2019, as amended, by and among Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”), and Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Eldorado, Eldorado disclosed certain unaudited pro forma condensed combined financial information giving effect to the previously announced merger (the “Merger”) between Eldorado and Caesars, as of and for the last twelve months ended March 31, 2020 and as of and for the year ended December 31, 2019 (the “Unaudited Pro Forma Financial Statements”), which are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and are incorporated into this Item 7.01 by reference.

Preliminary Operating Trends for Caesars’ Properties that Reopened in May and June 2020

In addition, in connection with, and solely for purposes of, such potential financings, Eldorado also disclosed certain preliminary operating trends for Caesars’ properties that reopened in May and June 2020 as follows:

An unprecedented shutdown of leisure activities in the United States began in mid-March due to the COVID-19 public health emergency. As of March 31, 2020, all of the domestic properties operated and managed by Caesars were temporarily closed due to orders issued by governmental and tribal authorities as part of certain precautionary measures intended to help slow the spread of the COVID-19 public health emergency. A gradual reopening of businesses has begun, and several of Caesars’ properties recently reopened including two properties located in Louisiana on May 18th, two properties located in Mississippi on May 21st, one property located in Iowa on June 1st, one property in Missouri on June 1st, and five properties located in Nevada, four of which opened on June 4th and one on June 5th. Of the five recently reopened properties in Nevada, two of the four which opened on June 4th and the one which opened on June 5th are located in Las Vegas. Caesars has implemented each respective state’s Gaming Control Board and/or governmental authorities’ regulations that limit gaming positions and/or the number of guests at each property.

Based on data that is currently available, the following information reflects estimated preliminary operating trends of the reopened properties for the days that such properties were open in May or June through June 10, 2020 compared to the same period in 2019. However, these trends are preliminary estimates only, based solely on currently available information relating to the properties and the limited period that the properties were open in May or June through June 10, 2020, and Caesars cautions you that these trends may not continue at these properties in these states and that these trends may not recur at Caesars’ other properties as they reopen, including as a result of varying levels of restrictions on operations imposed by governmental authorities, customer response and demand, the potential for authorities reimposing restrictions in response to continued developments with the COVID-19 public health emergency and other events that could require new closures or delayed reopenings of Caesars’ properties and the other factors described under “Forward-Looking Statements” below. Caesars does not intend to update interim results for the reopened properties or Caesars’ other properties. In addition, the results are preliminary, based on management estimates, have not been reviewed by Caesars’ auditors and are subject to change. Caesars does not prepare monthly, property-level financials and Caesars has not yet closed the financial records for the quarter and, as a result, the figures below may not be indicative of final results for these periods in May or June or indicative of the full quarter. As a result, the discussion below constitutes forward-looking statements and, therefore, Caesars cautions you that these statements are subject to risks and uncertainties, including possible adjustments and the risk factors described under “Forward-Looking Statements” below.

For purposes of this Report, “Regional” means Harrah’s Bossier City, Harrah’s Louisiana Downs, Harrah’s Gulf Coast, Horseshoe Tunica, Harrah’s North Kansas City and Horseshoe Council Bluffs.

•	Revenues for the reopened Regional properties for the period they were operating in May and/or June through June 10, 2020 were flat to up 2% compared to the prior year period;

•	Revenues for the reopened Nevada properties for the period they were operating in June through June 10, 2020 declined approximately 56% to 58% compared to the prior year period;

•	Operating income for the reopened Regional properties for the period they were operating in May and/or June through June 10, 2020 increased approximately 60% to 70% compared to the prior year period;

•	Operating income for the reopened Nevada properties for the period they were operating in June through June 10, 2020 declined approximately 110% to 120% compared to the prior year period;

•	Adjusted EBITDA for the reopened Regional properties for the period they were operating in May and/or June through June 10, 2020 increased approximately 35% to 40% compared to the prior year period;

•	Adjusted EBITDA for the reopened Nevada properties for the period they were operating in June through June 10, 2020 declined approximately 70% to 80% compared to the prior year period;

•	Margins for the reopened Regional properties for the period they were operating in May and/or June through June 10, 2020 increased approximately 1,000 basis points for both operating income and Adjusted EBITDA compared to the prior year period; and

•	Margins for the reopened Nevada properties for the period they were operating in June through June 10, 2020 decreased approximately 3,400 basis points for operating income and approximately 1,700 basis points for Adjusted EBITDA compared to the prior year period.

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because Caesars believes that this non-GAAP supplemental information will be helpful in understanding ongoing operating results for a property. Caesars has historically used Adjusted EBITDA when evaluating operating performance because Caesars believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of Caesars’ core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) for a property before depreciation and amortization. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States, is unaudited and should not be considered an alternative to, or more meaningful than, operating income (loss) or net income (loss) as an indicator of Caesars’ operating performance. Uses of cash that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under Caesars’ lease agreements with VICI Properties Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of Caesars’ liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than Caesars does. The definition of Adjusted EBITDA may not be the same as the definition of Adjusted EBITDA or similar definitions used in any of Caesars’ debt agreements. For the periods above, revenues were $62 million in 2020 and $89 million in 2019, operating income was $9 million in 2020 and $19 million in 2019 and depreciation and amortization was $11 million in 2020 and $11 million in 2019.

The information contained in this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not otherwise be incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Report, including Exhibit 99.1 attached hereto, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Forward-Looking Statements

This Report includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on Caesars’ current expectations about future events. Further, statements that include words such as “believe,” “could,” “intend,” “may,” “potential,” “predict” and “will,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements, including the above discussion, the Unaudited Pro Forma Financial Statements and statements about any potential financings, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including possible adjustments. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in each of Caesars’ and Eldorado’s recent filings with the SEC, including their respective reports on Form 10-K, Form 10-Q and Form 8-K.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from these forward-looking statements is the potential effect of the COVID-19 public health emergency. The extent to which this public health emergency may affect the pending transactions will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the impact of the actions taken to contain the public health emergency or mitigate its impact, and the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’, tribal authorities’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations). Each of the foregoing could have a material adverse effect on Caesars’ and its subsidiaries’ ability to consummate the Merger. In addition, changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency could negatively impact consumer discretionary spending and travel.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this Report. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect new information, the occurrence of unanticipated events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 16, 2020	By:	/s/ Renee Becker
	Name:	Renee Becker
	Title:	Vice President and Chief Counsel - Corporate and Securities, Assistant Secretary